Second Quarter 2018 Earnings Presentation August 9, 2018

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and agencies and changes in their current roles or their guarantees or guidelines; changes to, or the expiration of, government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain regulations that may limit our business activities; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume and adjusting the size of our operations to reflect changes in business levels; sale opportunities with mortgage servicing rights and our ability to sell mortgage servicing rights as necessary; the concentration of our subservicing portfolio and the ability of our subservicing clients to terminate us as subservicer; changes in prevailing interest rates; increases in loan delinquencies and defaults; the effect of public opinion on our reputation; our recent Chapter 11 bankruptcy proceeding; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or expansion of existing business activities; our ability to detect misconduct and fraud; our ability to maintain the listing of our common stock and warrants on the NYSE; uncertainties related to our Board's review of strategic alternatives; and our ability to mitigate cybersecurity risks and cyber incidents. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome relating to any such statement. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the Appendix and in more detail under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. 2

Operations Snapshot (as of and for the three months ended June 30, 2018) Servicing Ditech is the 7th largest non-bank servicer (1) in the industry (by UPB) with approximately 1.5 million loans serviced. $178.4 BN 8.7% $148.1 MN $50.5 MN Serviced UPB 30+ Day Revenue Pre-tax Income 41% owned; 59% subserviced Delinquency Originations Ditech is the 18th largest non-bank lender (1) in the industry (by volume). $2.6 BN 16.7% $47.8 MN $(8.4) MN Funded UPB Recapture Revenue Pre-tax Loss (2) 35% Consumer Direct Rate 65% Correspondent/Wholesale Reverse RMS is the 2nd largest subservicer (3) of Ginnie Mae loans, with a growing subservicing portfolio. $18.8 BN $182.2 MN $5.8 MN $(29.6) MN Serviced UPB Claims Revenue Pre-tax Loss 57% owned; 43% subserviced Resolutions(4) (1) Data from Inside Mortgage Finance as of Q1 2018 (2) Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced into new loans by Ditech.  This metric excludes payoffs on non-marketable portfolios, payoffs under $20K UPB, or payoffs prior to 60 days after boarding. (3) Data from GNMA (4) Claims resolution represent liquidation of the UPB of assignable or defaulted due and payable loans through the payment of assignment or default claims, respectively, by HUD.  3

Financial Overview Key Metrics Expense Trend ($ in millions) Q2 2018 Q1 2018 Q2 2017 Expenses ($MN) Reorganization Costs ($MN) Headcount (FTEs) Total revenues $ 198.5 $ 278.5 $ 208.8 Includes ~$61 MN related Total expenses 251.7 279.4 292.6 500 to debt restructuring and 4,800 reorganization costs Pre-tax income (loss) (40.2) 467.0 (92.6) 4,500 450 $422.9 4,600 Adjusted loss (46.9) (28.3) (19.8) 4,400 ) s ) 400 4,400 E N T 6/30/2018 3/31/2018 F M ( $ 4,100 t ( 350 4,200 Cash and cash equivalents $ 218.6 $ 216.8 n e $313.7 u s $303.1 $292.6 o n 300 $279.4 4,000 c Servicing rights 689.2 734.7 e d p 3,800 a x $251.7 e Servicer advances, net 258.4 285.5 E 3,700 250 3,800 H Total assets 12,828.2 13,728.7 3,600 200 3,600 Corporate debt 1,215.3 1,263.6 Stockholders' equity 91.2 130.2 150 3,400 017 017 017 017 018 018 Total serviced UPB (in billions) 197.3 202.9 Q1 2 Q2 2 Q3 2 Q4 2 Q1 2 Q2 2 Q2 Segment Overview In comparison to Q2 2017 unless otherwise noted. Servicing Originations Reverse Total Consolidated • Pre-tax income of $50.5 MN • Pre-tax loss of $8.4 MN • Pre-tax loss of $29.6 MN • Pre-tax loss of $40.2 MN ◦ Favorable MSR fair value ◦ Funded volume of $2.6 BN ◦ Unfavorable fair value ◦ Lower revenues of $198.5 MN adjustments of $31.6 MN and down from $4.2 BN in Q2 adjustment of $25.6 MN driven by lower servicing 33% reduction in expenses 2017 ◦ Higher interest expense of revenue and reduced gain-on- ◦ Partially offset by lower • Gain-on-sale margin declined $9.7 MN due to higher sale margins servicing revenue as a result to 153 bps from 195 bps in Q1 buyout volume • Reduced headcount 18% Y/Y, of portfolio sales and runoff 2018 and 168 bps in Q2 2017 ◦ Partially offset by a due to fewer spans and layers and increased subservicing • Purchase volume increased to reduction in salaries and and site consolidation drove volume 51% from 45% in Q1 2018 benefits of $3.2 MN expenses lower by $27.6 MN from Q1 2018 • Completed sale of RGBOs (reverse GNMA buyouts) with 4 sale price of $241.3 MN

Servicing

Second Quarter Highlights

($ in millions)	Q2 2018	Q1 2018	Variance	Q2 2017	Variance
Revenues	$ 148.1	$ 202.4	$ (54.3)	$ 117.4	$ 30.7
Total expenses [1]	100.8	116.2	(15.4)	150.7	(49.9)
Pre-tax income (loss)	50.5	71.7	(21.2)	(33.8)	84.3
Adjusted Earnings	15.2	17.8	(2.6)	7.0	8.2

Key Operating Metrics

	Q2 2018	Q1 2018	Q2 2017
Ending serviced units (in millions)	1.5	1.5	1.8
Average serviced UPB (in billions)	$ 181.4	$ 186.6	$ 217.9
Total servicing portfolio DQ rate (30+ days)	8.7%	8.6%	9.9%
Total servicing portfolio DQ rate (60+ days)	5.5%	5.7%	6.7%

Servicing Portfolio Mix by UPB as of 6/30/18


FNMA 70.0%
GNMA 14.3%
Other 4.2%
FHLMC 11.5%

Servicing Portfolio as of 6/30/18 (UPB in $BN)


Serviced
Subserviced
Q2 2018
Q1 2018
Q2 2017
73.3
105.1
80.3
103.4
106.2
107.4
TOTAL: $178.4
$183.7
$213.6

Overview

- Pre-tax income of $50.5 MN, an increase of 249% from Q2 2017, driven by:
  - MSR fair value change of $31.6 MN in Q2 2018 compared to $(34.8) MN in Q2 2017
  - Lower total expenses of $100.8 MN, a decrease of 33% from Q2 2017
  - Partially offset by lower servicing revenue as a result of portfolio sales and runoff and increased subservicing volume
- Total UPB serviced decreased $35.1 BN (or 16%) from Q2 2017, resulting in a $38.5 MN decline in servicing revenue and fees
- Bulk sale of ~$4.7 BN UPB of GNMA MSRs completed
- $1.0 BN of flow FNMA MSR sales completed

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

5

DITECH HOLDING CORPORATION.

Originations

Second Quarter Highlights

($ in millions)	Q2 2018	Q1 2018	Variance	Q2 2017	Variance
Revenues	$ 47.8	$ 61.3	$ (13.5)	$ 80.5	$ (32.7)
Total expenses [1]	56.3	74.7	(18.4)	56.7	(0.4)
Pre-tax income (loss)	(8.4)	(3.8)	(4.6)	23.8	(32.2)
Adjusted earnings (loss)	(6.4)	2.6	(9.0)	24.2	(30.6)

Funded Mortgage Volume ($BN)



6
5
4
3
2
1
0
$5.0
$3.3
$1.7
$4.2
$3.0
$1.2
$3.7
$2.6
$1.1
$2.9
$1.6
$1.3
$2.8
$1.8
$1.0
$2.6
$1.7
$0.9
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Consumer Direct
Correspondent/Wholesale

Key Operating Metrics

($ in billions)	Q2 2018	Q1 2018	Q2 2017
Pull-through adjusted locked volume	$ 2.8	$ 2.8	$ 4.2
Recapture rate	16.7%	19.7%	17.5%
Total funded volume	$ 2.6	$ 2.8	$ 4.2
Total funded volume by type:			
HARP refinance (%)	15.7%	16.8%	19.0%
Non-HARP refinance (%)	33.0%	38.5%	29.0%
Purchase volume (%)	51.3%	44.7%	52.0%
Total funded volume by product:			
FNMA and FHLMC (%)	46.0%	47.8%	58.7%
GNMA (%)	54.0%	52.1%	41.2%

Overview

- Revenue of $47.8 MN declined by $32.7 MN compared to Q2 2017
  - Lower pull-through adjusted lock volume of $2.8 BN, a 33% decline Y/Y
- Gain-on-sale margin declined to 153 bps from 195 bps in Q1 2018 and 168 bps in Q2 2017
- HARP refinance funded volume dropped 49% Y/Y to $409.9 MN, representing 15.7% of funded volume in Q2 2018 vs. 19.0% in Q2 2017
- Focusing on substantial cash-out refinancing opportunity within existing portfolio

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

6

DITECH HOLDING CORPORATION

Illustrative Opportunity: Cash-out Refinance(1) (2) ~1,500,000 Serviced Loans 280,000 426,000 112,000 Marketable with Equity Marketable with Equity + Marketable with Equity + ($12 BN of Equity) Consumer Debt + Same Consumer Debt Term $9.7 BN 280,000 $3.9 BN Consumer Debt Marketable with Consumer Debt Equity + Consumer Debt $300 - $900 $300 - $1,400 Monthly Payment 112,000 Monthly Payment Reduction Marketable with Equity + Consumer Reduction Debt + Same Term 426,000 borrowers with equity that Ditech can market to for cash-out refinance (1) Please see the "Definitions and Assumptions: Cash-out Refinance Opportunity" slide of the appendix for certain definitions and assumptions. (2) Snapshot as of 7/12/18 7

Reverse

Second Quarter Highlights

($ in millions)	Q2 2018	Q1 2018	Variance	Q2 2017	Variance
Revenues	$ 5.8	$ 18.0	$ (12.2)	$ 15.4	$ (9.6)
Total expenses [(1)]	35.4	38.3	(2.9)	29.0	6.4
Pre-tax loss	(29.6)	(12.8)	(16.8)	(13.6)	(16.0)
Adjusted loss	(3.9)	(1.1)	(2.8)	(1.1)	(2.8)

Key Operating Metrics

($ in millions)	Q2 2018	Q1 2018	Q2 2017
Third-party servicing portfolio (in billions)	$ 9.9	$ 9.7	$ 9.9
On-balance sheet residential loans and real estate owned (in billions)	$ 9.0	$ 9.4	$ 10.1
Total units	98,895	102,035	112,434
Buyout volume	$ 466.1	$ 391.7	$ 283.9
Securitized volume	$ 65.6	$ 74.4	$ 113.7

Overview

- Pre-tax loss of $29.6 MN in Q2 2018
  - Revenue decreased $9.6 MN from Q2 2017, mainly due to fair value adjustments
  - $9.7 MN of higher interest expense in Q2 2018 in comparison to Q2 2017 due to higher RGBOs combined with a higher cost of funds
  - Partially offset by a reduction of $3.2 MN in salaries and benefits
- Third-party servicing UPB has remained relatively consistent year-over-year at $9.9 BN in Q2 2018
- RGBOs increased 64.2% to $466.1 MN from Q2 2017 with buyouts expected to peak in 2019
- Completed sale of RGBOs with sale price of $241.3 MN in Q2 2018
- Continue to evaluate various options to create improved financing terms and capacity of RGBOs

(1) Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

8

DITECH HOLDING CORPORATION

Balance Sheet and Liquidity Balance Sheet Snapshot Liquidity & Funding ($ in millions) 6/30/2018 3/31/2018 • During the current quarter, cash and cash equivalents Cash and cash equivalents $ 218.6 $ 216.8 remained relatively constant due to: Servicing rights 689.2 734.7 ◦ Proceeds of $74.1 MN from bulk and flow sales Net servicing advances 258.4 285.5 of servicing rights Total assets 12,828.2 13,728.7 ◦ Payment of principal and interest on corporate Corporate debt 1,215.3 1,263.6 term loan debt of $77.6 MN HMBS related obligations at fair value 8,294.7 8,798.1 Stockholders' equity 91.2 130.2 ▪ $55.1 MN of principal payments ▪ $15.0 MN remaining principal payments through 12/31/18 • Net advances declined by $27.1 MN in Q2 2018 due to ◦ Pool of RGBOs sold in June 2018 for a sales price focused recovery efforts of $241.3 MN • MSR valuation gain of $31.6 MN compared to MSR valuation • Warehouse/advance lines comprised of: losses of $34.8 MN in Q2 2017 ◦ $1.9 BN warehouse/advance facility established in Feb. 2018 to finance mortgage loans, • At 6/30/18, corporate debt includes term loan debt with a servicing assets and RGBOs carrying value and unpaid principal balance of $1.1 BN, and ◦ $212.0 MN of incremental capacity added in second lien notes with a carrying value and unpaid principal April 2018 to finance RGBOs at RMS balance of $193.7 MN and $251.6 MN, respectively • At 6/30/18, stockholders' equity reduced to $91.2 MN due to the loss experienced in Q2 2018 9

2018 Company Initiatives

Servicing

- Reduction of spans/layers and excess capacity; ~50 FTE headcount reduction from Q1 to Q2
- Decreased 60+ day delinquency rate for GSEs & GNMA portfolio from 5.29% in December 2017 to 4.58% in June 2018
- Expanded weekday & weekend business hours to better serve our customers and cover the West Coast
- Process re-engineering:
  - Advance claim reimbursement rates have increased in Q2 as compared to Q1
  - Implemented internal chat for customer service agents to improve first call resolution
  - Improved foreclosure timelines by 30+ days in Q2 with process redesign

Originations

- New pricing & margin strategy in originations and capital markets to integrate front and back end pricing
  - $1BN+ funded loan volume in July
- Acquisition team (loan officers) pilot program targeting new customers in place July 16th
- Launch of integrated Tavant point-of-sale system
- Deeper collaboration between originations and servicing to improve customer experience
- New focus on cash-out refinance opportunities
- Multiple initiatives underway to improve cycle time and decrease fall out

Optimization

- Expense management opportunities identified across all segments
- Completed sale of RGBOs with sale price of $241.3 MN
- Rationalize site footprint (e.g., recently decided to exit Rapid City, SD office in 2019)
- Seeking to enhance brand awareness through targeted marketing (based on data science) and advertising

10

DITECH HOLDING CORPORATION

Appendix: Supplemental Information and Reconciliations

Reconciliation of Non-GAAP Measures Q2 2018 Q2 2018 Reverse Corporate Total ($ in thousands) Servicing Originations Mortgage and Other Consolidated Income (loss) before income taxes $ 50,513 $ (8,428) $ (29,648) $ (52,658) $ (40,221) Adjustments to income (loss) before income taxes Changes in fair value due to changes in valuation inputs and other assumptions (33,260) — — — (33,260) Fair value to cash adjustment for reverse loans — — 25,604 — 25,604 Non-cash interest expense 526 — — — 526 Intangible assets impairment — 1,000 — — 1,000 Exit costs 1,326 832 107 674 2,939 Transaction costs 75 — — 1,048 1,123 Share-based compensation expense — — — 1,373 1,373 Other (4,001) 234 84 (2,318) (6,001) Total adjustments (35,334) 2,066 25,795 777 (6,696) Adjusted Earnings (Loss) $ 15,179 $ (6,362) $ (3,853) $ (51,881) $ (46,917) 12

Reconciliation of Non-GAAP Measures Q1 2018 Q1 2018 Reverse Corporate Total ($ in thousands) Servicing Originations Mortgage and Other Consolidated Income (loss) before income taxes $ 71,747 $ (3,805) $ (12,802) $ 411,889 $ 467,029 Adjustments to income (loss) before income taxes Reorganization items and fresh start accounting adjustments 14,588 (9,612) (7,423) (462,006) (464,453) Changes in fair value due to changes in valuation inputs and other assumptions (77,627) — — — (77,627) Fair value to cash adjustment for reverse loans — — 11,406 — 11,406 Non-cash interest expense 4,428 6,579 7,146 — 18,153 Goodwill and intangible assets impairments 1,000 8,960 — — 9,960 Exit costs 1,350 54 287 614 2,305 Transaction costs 107 — — 1,022 1,129 Share-based compensation expense 13 14 4 507 538 Other 2,226 429 287 325 3,267 Total adjustments (53,915) 6,424 11,707 (459,538) (495,322) Adjusted Earnings (Loss) $ 17,832 $ 2,619 $ (1,095) $ (47,649) $ (28,293) 13

Reconciliation of Non-GAAP Measures

Q2 2017

($ in thousands)	Q2 2017 Servicing	Originations	Reverse Mortgage	Corporate and Other	Total Consolidated
Income (loss) before income taxes	$ (33,849)	$ 23,784	$ (13,634)	$ (68,916)	$ (92,615)
Adjustments to income (loss) before income taxes					
Changes in fair value due to changes in valuation inputs and other assumptions	33,017	—	—	—	33,017
Fair value to cash adjustment for reverse loans	—	—	12,039	—	12,039
Non-cash interest expense	22	—	—	2,742	2,764
Exit costs [1]	4,443	284	509	862	6,098
Transaction costs	2,158	—	—	6,928	9,086
Share-based compensation expense [1]	13	32	2	434	481
Gain on sale of business	(7)	—	—	—	(7)
Other [1]	1,191	82	(50)	8,108	9,331
Total adjustments	40,837	398	12,500	19,074	72,809
Adjusted Earnings (Loss)	$ 6,988	$ 24,182	$ (1,134)	$ (49,842)	$ (19,806)

[1] Effective January 1, 2018, the Company no longer allocates corporate overhead, including depreciation and amortization, to its operating segments. These amounts are now included in the Corporate and Other non-reportable segment. Prior year balances have been restated to conform to current year presentation.

14

DITECH HOLDING CORPORATION

Securitized Reverse Mortgages and VIEs (1) As of June 30, 2018 ($ in millions) Reverse Mortgage - Securitized Portfolio Assets $ 8,209.0 Net fair value liability of $(85.7) MN in securitized Reverse Mortgage portfolio Liabilities 8,294.7 $ (85.7) Residual Trusts Assets $ 428.6 $8.2 MN of residual interest in legacy Walter Investment portfolio Liabilities 420.4 $ 8.2 Non-Residual Trusts Assets $ 242.2 Net fair value liability of $(21.0) MN associated with mandatory clean-up call obligation in Non-Residual Trusts Liabilities 263.2 $ (21.0) Servicer and Protective Advance Financing Facilities (2) Assets $ 347.3 $41.7 MN of equity in servicer advance trusts Liabilities 305.6 $ 41.7 Net equity of $(0.1) BN is embedded in securitized reverse mortgages and VIEs (1) Above presentation excludes impact of overall Ditech tax positions and revolving credit facilities-related VIEs (2) As of June 30, 2018, the notes issued under servicer and protective advance financing facilities were pledged as collateral under the DIP warehouse facility 15

Definitions and Assumptions: Cash-out Refinance Opportunity Notes/definitions: “Cash-out” means a refinancing of an existing mortgage where the borrower receives cash in connection with the refinancing where the cash represents and is limited to the equity the borrower had in their home prior to the refinancing. “Marketable with Equity” means the loan and customer has met certain sales and marketing eligibility requirements (e.g. not delinquent, not in foreclosure, not on a do not solicit list) and has a minimum amount of equity based on certain investor guidelines. “Marketable with Equity and Consumer Debt” same as above and per credit account review data is known to have existing balances of higher interest consumer revolving, installment and other debt.  “Marketable with Equity and Consumer Debt and Same Term” same as above definition for "Marketable with Equity and Consumer Debt" plus the customer can keep the same term but get a lower interest rate. Assumptions: Consumer Debt - includes revolving debt, installment debt and other debt; assumes a 120 month term for each type of consumer debt.  Assumes that revolving debt has an annual interest rate of 18%, installment debt has an annual interest rate of 11% and other debt has an annual interest rate of 8%.  Debt data based on quarterly credit data provided by a major credit reporting agency. Monthly Payment Reduction - estimated aggregate monthly borrower payment reduction assuming consumer debt is consolidated with cash from cash-out refinancing transaction.  The new mortgage is assumed to be a 30 year fixed rate mortgage and paying 2 points to get to a rate of 4.125%.  Mortgage insurance is not included in any calculation.  16

Use of Non-GAAP Measures and Definitions We manage our company in three reportable segments: Servicing, Originations and Reverse Mortgage. We evaluate the performance of our business segments through the following measures: income (loss) before income taxes and Adjusted Earnings (Loss). Management considers Adjusted Earnings (Loss) to be important in the evaluation of our business segments and of the company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss) is a supplemental metric utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss) is not a presentation made in accordance with GAAP and our use of this measure and term may vary from other companies in our industry. Adjusted Earnings (Loss) is defined as income (loss) before income taxes, plus changes in fair value due to changes in valuation inputs and other assumptions; goodwill and intangible assets impairment, if any; a portion of the provision for curtailment expense, net of expected third-party recoveries, if applicable; share-based compensation expense or benefit; non-cash interest expense; exit costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including severance, gain or loss on extinguishment of debt, the net impact of the Residual and Non-Residual Trusts, transaction costs, reorganization items and certain non-recurring costs, as applicable. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSR that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities for the periods during which we were originating reverse mortgages. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted Earnings (Loss) should not be considered as an alternative to (i) net income (loss) or any other performance measures determined in accordance with GAAP or (ii) operating cash flows determined in accordance with GAAP. Adjusted Earnings (Loss) has important limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of this metric are: • Adjusted Earnings (Loss) does not reflect cash expenditures for long-term assets and other items that have been and will be incurred, future requirements for capital expenditures or contractual commitments; • Adjusted Earnings (Loss) does not reflect changes in, or cash requirements for, our working capital needs; • Adjusted Earnings (Loss) does not reflect certain tax payments that represent reductions in cash available to us; • Adjusted Earnings (Loss) does not reflect non-cash compensation that is and will remain a key element of our overall long-term incentive compensation package; and • Adjusted Earnings (Loss) does not reflect the change in fair value due to changes in valuation inputs and other assumptions. Because of these limitations, Adjusted Earnings (Loss) should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) only as a supplement. 17

Forward-Looking Statements Certain statements in this presentation constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "seeks," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, nor should any conclusions be drawn or assumptions be made as to any potential outcome of any changes in our strategy. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: • our ability to operate our business in compliance with existing and future laws, rules, regulations and contractual commitments affecting our business, including those relating to the origination and servicing of residential loans, default servicing and foreclosure practices, the management of third-party assets and the insurance industry, and changes to, and/or more stringent enforcement of, such laws, rules, regulations and contracts; • scrutiny of our industry by, and potential enforcement actions by, federal and state authorities; • the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; • uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); • potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings, and uncertainties relating to the reaction of our key counterparties to the announcement of any such matters; • our dependence on U.S. GSEs and agencies (especially Fannie Mae, Freddie Mac and Ginnie Mae) and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE and agency approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ and agencies' respective residential loan selling and servicing guides; • uncertainties relating to the status and future role of GSEs and agencies, and the effects of any changes to the origination and/or servicing requirements of the GSEs, agencies or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs, agencies or various regulatory authorities; 18

Forward-Looking Statements • our ability to maintain our loan servicing, loan origination or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; • our ability to comply with the terms of the stipulated orders resolving allegations arising from an FTC and CFPB investigation of Ditech Financial and a CFPB investigation of RMS; • operational risks inherent in the mortgage servicing and mortgage originations businesses, including our ability to comply with the various contracts to which we are a party, and reputational risks; • risks related to the significant amount of senior management turnover and employee reductions recently experienced by us; • risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements or obtain any necessary waivers or amendments, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, or at all, as well as our ability to incur substantially more debt; • our ability to renew advance financing facilities or warehouse facilities on favorable terms, or at all, and maintain adequate borrowing capacity under such facilities; • our ability to maintain or grow our residential loan servicing or subservicing business and our mortgage loan originations business; • risks related to the concentration of our subservicing portfolio and the ability of our subservicing clients to terminate us as subservicer; • our ability to achieve our strategic initiatives, particularly our ability to: enter into new subservicing arrangements; improve servicing performance; successfully develop our originations capabilities; and execute and realize planned operational improvements and efficiencies; • the success of our business strategy in returning us to sustained profitability; • uncertainties related to the Board's review of strategic alternatives; • changes in prepayment rates and delinquency rates on the loans we service or subservice; • the ability of Fannie Mae, Freddie Mac and Ginnie Mae, as well as our other clients and credit owners, to transfer or otherwise terminate our servicing or subservicing rights, with or without cause; • a downgrade of, or other adverse change relating to, or our ability to improve, our servicer ratings or credit ratings; • our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; • our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; 19

Forward-Looking Statements • local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; • uncertainty as to the volume of originations activity we can achieve and the effects of the expiration of HARP, which is scheduled to occur on December 31, 2018, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance and uncertainty as to what type of product or government program will be introduced, if any, to replace HARP; • risks associated with the reverse mortgage business, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, our ability to fund HECM repurchase obligations, our ability to assign repurchased HECM loans to HUD, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM tails; • our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; • the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; • changes in interest rates and the effectiveness of any hedge we may employ against such changes; • risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or attempted cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; • risks and potential costs associated with the implementation of new or more current technology, such as MSP, the use of vendors (including offshore vendors) or the transfer of our servers or other infrastructure to new data center facilities; • our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; • risks related to our deferred tax assets, including the risk of an "ownership change" under Section 382 of the Code; • our ability to maintain the listing of our common stock and warrants on the NYSE; • our ability to continue as a going concern; • uncertainties regarding impairment charges relating to our intangible assets; • risks associated with one or more material weaknesses identified in our internal controls over financial reporting, including the timing, expense and effectiveness of our remediation plans; • our ability to implement and maintain effective internal controls over financial reporting and disclosure controls and procedures; • our ability to manage potential conflicts of interest relating to our relationship with WCO; and 20

Forward-Looking Statements • risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings and liquidation proceedings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of our former subsidiaries were a part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets. 21